Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Sandy Yusen

Director of Public Relations

Green Mountain Coffee

T: 866-968-2739

sandy.yusen@gmcr.com

GREEN MOUNTAIN COFFEE ROASTERS, INC. EXTENDS AGREEMENT WITH

McDONALD’S® TO OFFER NEWMAN’S OWN® ORGANICS COFFEE

IN NEW ENGLAND & ALBANY, NEW YORK

WATERBURY, VERMONT (December 31, 2008) – Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) has extended its agreement with McDonald’s USA, LLC to source, roast and package Newman’s Own Organics Blend coffee for more than 600 McDonald’s restaurants in Massachusetts, Connecticut, Rhode Island, Vermont, New Hampshire, Maine and Albany, NY. McDonald’s first introduced Newman’s Own Organics coffee roasted by Green Mountain Coffee, a segment of GMCR, to its restaurants in New England and Albany, NY in October 2005.

Created exclusively for McDonald’s, Newman’s Own Organics Blend is a combination of light and medium roasts with a smooth body and clean finish. The blend is available in regular and decaffeinated and is served as both hot and iced coffee. McDonald’s also offers Newman’s Own Organics Blend in three iced coffee flavors in New England and Albany, NY: Hazelnut, Vanilla and Caramel.

“It has been gratifying to see consumers embrace our organic coffee, and we look forward to its continued growth,” says Nell Newman, Co-Founder and President of Newman’s Own Organics.

Larry Blanford, President and CEO of Green Mountain Coffee Roasters, Inc., says, “When we began our relationship with McDonald’s in 2005, our goal was to provide the highest quality coffee to customers in New England and Albany, NY. We are excited to continue working with McDonald’s to deliver a selection of great tasting coffee products.”

About Newman’s Own® Organics: The Second Generation®

Great tasting products that happen to be organic is the slogan of Newman’s Own Organics. Founded by Nell Newman and Peter Meehan, they develop their products from certified organic ingredients. “We focus on the kinds of products we loved as kids, but take them one step further by using the highest quality of available organic ingredients,” says Nell. Paul Newman and the Newman’s Own Foundation have given away over $250 million to thousands of charitable organizations worldwide since 1982. For more information visit: www.newmansownorganics.com.

About Green Mountain Coffee Roasters, Inc.

Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) is recognized as a leader in the specialty coffee industry for its award-winning coffees, innovative brewing technology and socially and environmentally responsible business practices. GMCR manages its operations through two wholly owned business segments: Green Mountain Coffee and Keurig. Its Green Mountain Coffee segment sells more than 100 high-quality coffee selections, including Fair Trade Certified™ organic coffees, under the Green Mountain Coffee® and Newman’s Own® Organics brands through its wholesale, direct mail and e-commerce operations (www.GreenMountainCoffee.com). Green Mountain Coffee also produces its coffee as well as hot cocoa and tea in K-Cup® portion packs for Keurig® Single-Cup Brewers. Keurig, Incorporated is a pioneer and leading manufacturer of gourmet single-cup coffee brewing systems for offices, homes and hotel rooms. Keurig markets its patented brewers and K-Cups® through office distributors, retail and direct channels (www.Keurig.com). K-Cups are produced by a variety of licensed roasters including Green Mountain Coffee. GMCR has been recognized repeatedly by CRO Magazine, Forbes and SustainableBusiness.com as a good corporate citizen and an innovative, high-growth company.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the unknown impact of any price increases on net sales, the impact on retail sales of consumer sentiment regarding the health of the economy, the Company’s success in efficiently expanding operations and capacity to meet growth, business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, competition, the unknown impact of management changes, Keurig’s ability to continue to grow and build profits in the office and at home markets, the impact of the loss of one or more major customers for Green Mountain Coffee or reduction in the volume of purchases by one or more major customers, delays in the timing of adding new locations with existing customers, Green Mountain Coffee’s level of success in continuing to attract new customers, variances from sales mix and growth rate, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

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